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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on July 18, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING NEWS RELEASE WAS ISSUED OVER PR NEWSWIRE ON JULY 18, 2001:
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COMPUTER ASSOCIATES TO MAIL DEFINITIVE PROXY MATERIALS

    Urges Shareholders To Sign And Return White Cards When They Receive Them

ISLANDIA, N.Y., JULY 18, 2001 - Computer Associates International, Inc. (NYSE:
CA) today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission for its August 29, 2001 annual meeting. CA will mail its definitive proxy statement this week to shareholders of record as of July 5, 2001. The mailing will include a white proxy card and a letter asking shareholders to sign and return the white card in support of CA's current management and CA's current Board of Directors.

Charles B. Wang, Chairman of CA, said, "It is important that all shareholders exercise their right to vote at this important annual meeting, and we encourage them to sign and return the white proxy cards as soon as they receive them."

"We believe -- and more importantly our customers believe -- that Sam Wyly's plan to break up CA is misguided and a bad idea. Our customers want integrated software solutions while, under Mr. Wyly's plan, they would have to deal with up to four different sales people and four different organizations. We believe his plan would badly diminish the synergies that exist between our sales, marketing and development operations, undermine the excellent progress we have made with CA's new business model, and destroy shareholder value."

"We hope shareholders will support us and we look forward to speaking with many of them in the coming weeks," said Sanjay Kumar, President and Chief Executive Officer of CA. "Our campaign isn't just about defeating Sam Wyly -- it's an opportunity to better communicate about CA's innovative technology, the exciting changes that we have made in our business in the last year and the company's prospects for delivering superior shareholder value in the years ahead."

Since CA's IPO on December 11, 1981, CA's stock price has outperformed Apple, Hewlett-Packard (HP), IBM and Intel.* In the last year, CA's stock price has outperformed Apple, Cisco, Compaq, Dell, EMC, HP, IBM, Intel and Microsoft.** CA's stock price is up over 75% year-to-date*** and, in the last three years alone, CA has returned over $1.5 billion to shareholders in the form of dividends and share repurchases, while generating over $4 billion in cash from operations.

ABOUT COMPUTER ASSOCIATES

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, please visit http://ca.com.

* BASED ON STOCK PRICE APPRECIATION FROM 12/11/81 - 7/13/01: CA (13,274%), APPLE (430%), HEWLETT-PACKARD (1,282%), IBM (698%), AND INTEL (11,379%).
      FIGURES FROM FACTSET.

** BASED ON STOCK PRICE APPRECIATION FROM 7/13/00 - 7/13/01: CA (19%), APPLE (-56%), CISCO (-71%), COMPAQ (-44%), DELL (-47%), EMC (-71%),
      HEWLETT-PACKARD (-59%), IBM (5%), INTEL (-58%), MICROSOFT (-11%), FIGURES FROM FACTSET.

***   BETWEEN 12/29/00 AND 7/17/01, CA'S STOCK PRICE ROSE 78%. FIGURES FROM
      FACTSET.


                                      # # #

(C) 2001 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

                              IMPORTANT INFORMATION

Computer Associates filed a definitive proxy statement with the Securities and Exchange Commission on July 18, 2001 relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. Computer Associates' definitive proxy statement and other relevant documents are publicly available, and may be obtained for free, at www.sec.gov. Computer Associates expects to disseminate the definitive proxy statement to stockholders on or about July 19, 2001. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders are set forth in the proxy statement. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may also obtain a free copy of Computer Associates' definitive proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at ca.com. To the extent that individual customers, independent industry researchers, financial analysts, or Company commissioned research, are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Computer Associates.

                                      - - -

Statements herein concerning Computer Associates' future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the risks associated with changes in the company's business model; the risks associated with changes in the way in which the company accounts for license revenue; the difficulties of compiling pro forma financial information, given acquisitions over time; the significant percentage of CA's quarterly sales consummated in the last few days of the quarter making financial predictions especially difficult and raising a substantial risk of variance in actual results; changes in industry accounting guidance; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; the risks associated with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either CA or its competition; risks associated with the entry into new markets such as professional services; the risks associated with integrating newly acquired businesses and technologies; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; uncertainty in connection with litigation in which the company has been named as a defendant; changes in the sales compensation plan and its effects on the business; and other risks described in filings with the Securities and Exchange Commission.

                                       ###

A SERIES OF NINE (9) POSTERS, EACH FEATURING ONE OF THE FOLLOWING SLOGANS, WAS HUNG IN VARIOUS LOCATIONS AT CA HEADQUARTERS IN ISLANDIA, NY, ON JULY 18, 2001, WITH THE FOLLOWING "IMPORTANT INFORMATION" LEGEND PLACED SEPARATELY BENEATH EACH
POSTER:

      1.    [CA Logo] United Behind Our Management
      2.    Wang + Kumar Lighting The Way For Innovation [CA Logo]
      3. Tech Support wants you to know ... Charles and Sanjay will take the show!
      4.    [Compass Club Logo] A Vote For CA Will Point You In The Right
            Direction
      5.    Brand Management stands behind Charles and Sanjay.
      6.    Brand Management supports Charles and Sanjay.
      7.    I Vote for CA-and that's my final answer.
      8.    Read My Lips-No Management Change.
      9.    Go CA!


                              IMPORTANT INFORMATION

Computer Associates filed a definitive proxy statement with the Securities and Exchange Commission on July 18, 2001 relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. Computer Associates' definitive proxy statement and other relevant documents are publicly available, and may be obtained for free, at WWW.SEC.GOV. Computer Associates expects to disseminate the definitive proxy statement to stockholders on or about July 19, 2001. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders are set forth in the proxy statement. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may also obtain a free copy of Computer Associates' definitive proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at CA.COM. To the extent that individual customers, independent industry researchers, financial analysts, or Company commissioned research, are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Computer Associates.